Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into as of March 14, 2016 by and among Emmaus Life Sciences, Inc. (the “Company”), Yutaka Niihara (“Niihara”), and T.R. Winston & Company, LLC (“TRW”) in respect of that certain Agreement that was entered into as of September 11, 2013 by the Company, Niihara, Sarissa Capital Management L.P. (“Sarissa”) and TRW and that was amended by the Company, Niihara and Sarissa on November 19, 2015 (as so amended, the “Designation Agreement”).

1.                                    Definitions.  Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Designation Agreement.

2.                                    Termination of Designation Agreement; Waivers.

(a)                               The Designation Agreement is hereby terminated and the Company, Niihara and TRW shall have no further rights or obligations to each other under the Designation Agreement.

(b)                              As a material inducement to each of the other parties to enter into this Agreement, and without limitation of the other terms set forth herein, each of the Emmaus Parties, on the one hand, and TRW, on the other hand, hereby irrevocably and unconditionally (i) waives fully and forever any and all rights (whether known or unknown) each has ever had, has or may have under the Designation Agreement against each other, and (ii) waives and releases each other fully and forever from any and all obligations each has ever had, has or may have to the other under the Designation Agreement.

3.                                    D&O Insurance.  The Company (a) represents and warrants to TRW that it currently maintains directors’ and officers’ (“D&O”) liability insurance that provides coverage, on the terms and conditions set forth in the policy contract, for past directors of the Company, and (b) agrees to use commercially reasonable best efforts to maintain D&O liability insurance that provides coverage for past directors on substantially similar terms and conditions as are set forth in the Company’s current policy.

4.                                    No Effect on Subscription Agreements.  It is acknowledged and agreed that this Agreement has no effect on the subscription agreements entered into on or around September 11, 2013 by and between the Company, on the one hand, and various investors (the “Investors”) whose purchase of Company securities was arranged by TRW in its capacity as the Company’s placement agent (the “Subscription Agreements”).  The Subscription Agreements, including without limitation the rights set forth therein with respect to the Investors’ resale of Company securities, shall remain in effect on the terms and conditions set forth therein.

5.                                    General Representations, Warranties and Agreements.

(a)                               Each party warrants and represents to each of the other parties that such party has not heretofore assigned, subrogated or transferred to any natural person, firm, partnership, corporation or entity whatsoever any claim, right or interest under the Designation Agreement.  In the event that any claim, demand, cause of action or suit is made or initiated against a party to this Agreement because of any such purported prior assignment, transfer or subrogation of any such claim, right or interest, the assigning, transferring or subrogating party shall indemnify, defend and hold harmless the other parties from any such claim, demand, cause of action or suit, and from any such purported assignment, subrogation or transfer.

(b)                              Each party warrants and represents to each of the other parties that such party is entering into this Agreement without duress or undue influence, in good faith and for sufficient consideration, and that this Agreement is fair, just and reasonable as to such party.  Each party enters into this Agreement with full knowledge of any and all rights that such party may have by reason of or in relation to the Designation Agreement.

(c)                               Each party warrants and represents to each of the other parties that this Agreement has been duly and validly authorized by all requisite corporate or other company action of such party, if applicable, has been duly and validly executed and delivered by such party, and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

6.                                    No Other Terms.  In entering into this Agreement, it is understood and agreed that the parties are relying wholly upon their own judgment, belief and knowledge, and except to the extent expressly stated herein, that they have not been influenced to any extent whatsoever in making this Agreement by any representations or statements regarding said damages or regarding any other matter made by the persons, firms, entities or corporations who are hereby released, or by any person representing the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

/s/Yutaka Niihara
Yutaka Niihara, M.D., M.P.H.

EMMAUS LIFE SCIENCES, INC.

By:	/s/Yutaka Niihara
	Name:	Yutaka Niihara, M.D., M.P.H.
	Title:	Chief Executive Officer

T.R. WINSTON & COMPANY, LLC

By:	/s/G Tyler Runnels
	Name:	G. Tyler Runnels
	Title:	CEO